Exhibit 11

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

This joint filing agreement is made pursuant to Rule 13d-l(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”), by and among the parties listed below, each referenced to herein as a “Joint Filer”. The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated: April 19, 2023	LEAVITT EQUITY PARTNERS II, L.P.

	By:	LEAVITT EQUITY PARTNERS II, LLC, its general partner

	By:	/s/ Taylor Leavitt
	Name:	Taylor Leavitt
	Title:	Authorized Signatory

LEAVITT EQUITY PARTNERS II, LLC

	By:	/s/ Taylor Leavitt
	Name:	Taylor Leavitt
	Title:	Authorized Signatory

LEAVITT EQUITY PARTNERS III, L.P.

	By:	LEAVITT EQUITY PARTNERS III, LLC, its general partner

	By:	/s/ Taylor Leavitt
	Name:	Taylor Leavitt
	Title:	Authorized Signatory

LEAVITT EQUITY PARTNERS III, LLC

	By:	/s/ Taylor Leavitt
	Name:	Taylor Leavitt
	Title:	Authorized Signatory

LEP MANAGEMENT, LLC

	By:	/s/ Taylor Leavitt
	Name:	Taylor Leavitt
	Title:	Authorized Signatory

LEAVITT LEGACY, LLC

	By:	/s/ Taylor Leavitt
	Name:	Taylor Leavitt
	Title:	Authorized Signatory

TAYLOR LEAVITT

/s/ Taylor Leavitt